UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Wynn Resorts, Limited
(Name of Registrant as Specified In Its Charter)

Elaine P. Wynn
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 5, 2015, Elaine P. Wynn issued the following press release:

WYNN RESORTS CO-FOUNDER ELAINE WYNN FILES PRELIMINARY PROXY MATERIALS FOR

RE-ELECTION TO THE COMPANY’S BOARD OF DIRECTORS AT THE 2015 ANNUAL MEETING

Wynn Resort Board Seeks to Eliminate the Experienced, Productive and Independent Voice of its Third-Largest Stockholder and Leave Company with an All-Male Board

Las Vegas — March 5, 2015 — Elaine Wynn, a co-founder and the third-largest stockholder of Wynn Resorts, Limited (“Wynn Resorts” or the “Company”) (NASDAQ: WYNN) with approximately 9.4 percent of the outstanding common stock of the Company, today announced that she has filed with the U.S. Securities and Exchange Commission (“SEC”) preliminary proxy materials nominating herself to be re-elected on the Company’s Board of Directors at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled for April 24, 2015.

“As a co-founder of Wynn Resorts and Board member since its inception in 2002, as well as the Company’s third-largest stockholder, my role as a director has been deeply vested in the success of the Company. My four decades of experience in the gaming and hospitality business, coupled with my unique knowledge of the Company, have been invaluable to the Board and the Company’s stockholders, and equally important in the continued development of the Wynn Brand,” said Elaine Wynn. “The Board, without merit and for unclear reasons of its own, has refused to offer me a re-nomination. Instead, the Board chose to exclude an experienced, productive and independent voice in the Boardroom and its only female member. This action not only flies in the face of sound governance practices at any large publicly traded Company, it denies stockholders any meaningful diversity of thought. I firmly believe that different perspectives and constructive dialogue are the hallmarks of a healthy Board, and this action to exclude a strong and knowledgeable voice defies the best interests of our Company and its stockholders.”

Over the past 13 years, Ms. Wynn has served as a director of Wynn Resorts and her re-nomination is backed by enormous merit and contributions. Her focus on elevating the Wynn brand along with philanthropic and community efforts have been immensely important contributions to the Board as it provides direction on the Company’s strategic and brand vision. Furthermore, Ms. Wynn’s deep knowledge of the Company and its operations has afforded her a strong, independent voice on the Board that needs a diversity of opinions.

Ms. Wynn believes that the Wynn Resorts Board has put forth a confusing and misleading set of reasons for excluding her from the boardroom, as set forth in the Company’s Proxy Statement.  As such, she believes that the Board is taking steps that create a more homogenous and compliant Board that lacks any representation or influence from Wynn Resorts’ female consumer base. Additionally, and more importantly, Ms. Wynn is known for her active role in holding Wynn Resorts’ management team, including its Chairman and CEO, accountable to stockholders.

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Important Additional Information

Elaine P. Wynn intends to file with the Securities and Exchange Commission a definitive proxy statement and accompanying form of proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of Wynn Resorts, Limited, including any adjournments or postponements thereof. Information relating to Ms. Wynn is available in a preliminary proxy statement filed by Ms. Wynn with the Securities and Exchange Commission on March 5, 2015.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MS. WYNN FROM THE STOCKHOLDERS OF WYNN RESORTS, LIMITED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED AND AVAILABLE, MS. WYNN’S DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF WYNN RESORTS, LIMITED. THESE MATERIALS AND OTHER MATERIALS FILED BY MS. WYNN IN CONNECTION WITH HER PROXY SOLICITATION WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED BY MS. WYNN WITH THE SECURITIES AND EXCHANGE COMMISSION WILL ALSO BE AVAILABLE, WITHOUT CHARGE, BY DIRECTING A REQUEST TO MS. WYNN’S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER (877) 629-6355 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

Currently, the sole participant in the solicitation of proxies from stockholders of the Company  is Elaine P. Wynn.  Ms. Wynn is currently a director of the Company, and she has served as a director since 2002.

Investors Contact:

Bruce H. Goldfarb / Jon Einsidler / Lydia Mulyk / Lisa Patel

Okapi Partners LLC

212-297-0722

info@okapipartners.com

Media Contact:

Tom Johnson / Liz Micci / Luke Barrett

The Abernathy MacGregor Group

212-371-5999

tbj@abmac.com / edm@abmac.com / lpb@abmac.com